EXHIBIT 23.1

STATEMENT REGARDING LACK OF CONSENT FROM ARTHUR ANDERSEN LLP

          Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant.

          In May 2002, the Company announced that it appointed Ernst & Young LLP to replace Arthur Andersen LLP (“Andersen”) as our independent auditors.  For additional information see our Form 8-K filed with the SEC on May 20, 2002.  In June 2002 Andersen was convicted of the felony of obstruction of justice and, as a result, is no longer permitted by the SEC to audit public companies.  The Company is unable to obtain the written consent of Andersen to the incorporation by reference into our effective registration statements of its audit reports with respect to our financial statements.

          Under Rule 437a of the Securities Act, however, the Company is permitted to file this Annual Report on Form 10-K, which is incorporated by reference into our registration statements, without a written consent from Andersen.  Accordingly, with respect to transactions in Stoneridge’s securities pursuant to registration statements that occur subsequent to the date this Annual Report on Form 10-K is filed with the SEC, Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statement of material fact or material omission in the financial statements audited by Andersen because Andersen has not consented to being named as an expert in the registration statements.